UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2023

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 Burrard Street, Suite 3210, Vancouver, British Columbia,	V6C 2X8
(Address of principal executive offices)	(Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Ticker Symbols:	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	CIO	New York Stock Exchange
6.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	CIO.PrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

CIO 190 Limited Partnership, a Delaware limited partnership (“CIO 190”) is an indirect subsidiary of City Office REIT, Inc. (the “Company”) and owns an office property in Richardson, Texas commonly known as “190 Office Center.” On May 15, 2023, CIO 190 consented to the appointment of a receiver to assume possession and control of 190 Office Center as a result of an Event of Default (as defined in the Loan Agreement) on CIO 190’s property Loan (as described further below). Subject to certain customary exceptions, the CIO 190 property Loan is non-recourse to the Company. The Company does not expect to incur any material future liabilities with respect to CIO 190. As previously disclosed, the Company recognized an impairment charge related to 190 Office Center in the amount of $6.9 million during the year ended December 31, 2022. As a result, the Company does not expect to recognize a material gain or loss as a result of events described herein.

On May 15, 2023, the District Court of Collin County, Texas (the “Court”), approved the plaintiff’s Verified Original Petition and Agreed Application for Appointment of Receiver (the “Petition”) in the matter of Wilmington Trust, National Association, as Trustee for Morgan Stanley Bank of America Merrill Lynch Trust 2015-C27, Commercial Mortgage Pass-Through Certificates, Series 2015-C27 (the “Plaintiff”) vs. CIO 190 Limited Partnership, Case No. 401-02415-2023. In accordance with the Petition, CIO 190 voluntarily consented to a finding that an Event of Default (as defined in the Loan Agreement) has occurred with respect to a loan made by Plaintiff to CIO 190 on September 3, 2015 (the “Loan”), as evidenced, inter alia, by a Loan Agreement dated September 3, 2015 between CIO 190 and the lender named therein (the “Loan Agreement”). As a result of the Court’s approval of the Petition, which was consented to by CIO 190 and the Plaintiff, a receiver was appointed to assume full possession and control of 190 Office Center. The Loan, in the original principal amount of $41,250,000 is secured by 190 Office Center. The Loan Agreement provides that amounts outstanding thereunder may be accelerated by the noteholder upon an Event of Default.

The Loan Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary of the Loan Agreement set forth above is qualified in its entirety by reference to such exhibit.

Caution About Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including, but not limited to, statements about the Company’s expectations regarding the impact of the Petition. These forward-looking statements are based upon the Company’s present expectations, but the Company cannot assure investors that actual results will not vary from the expectations contained in the forward-looking statements. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

99.1	Loan Agreement, dated September 3, 2015, between CIO 190, Limited Partnership, and CIBC Inc. (Incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2015, filed on November 6, 2015).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: May 15, 2023	By:	/s/ Anthony Maretic
	Name:	Anthony Maretic
	Title:	Chief Financial Officer, Secretary and Treasurer